Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

# Conference Call Transcript

## XTEX - Crosstex Energy, L.P. Conference Call

Event Date/Time: Oct. 02. 2008 / 11:00AM ET

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Final Transcript
CORPORATE PARTICIPANTS
Chris Bell
Crosstex Energy — IR Specialist
Barry Davis
Crosstex Energy — Chairman, President, CEO
Bill Davis
Crosstex Energy — EVP, CFO
CONFERENCE CALL PARTICIPANTS
Sharon Lui
Wachovia Capital Markets — Analyst
Darren Horowitz
Raymond James — Analyst
Ryan Greener
Harvest Fund Advisors — Analyst
Allen Benello
White River Partners — Analyst
James Jampel
Hite — Analyst
Harab Benhani
Telemus Capital — Analyst
Daniel Moore
Aquamarine Capital — Analyst
PRESENTATION

Operator
Good day, ladies and gentlemen, and welcome to the Crosstex Energy conference call. My name is Kim, and I will be your coordinator for today. At this time all participants are in listen-only mode. We will be facilitating a question and answer session towards the end of today’s conference. (Operator Instructions). I would now like to turn the presentation over to your host for today’s call, Ms. Chris Bell of Crosstex Energy. Please proceed, ma’am.

Chris Bell — Crosstex Energy — IR Specialist
Thank you. And good morning, everyone. Thank you for joining us. On the call today are Barry Davis, Chairman, President and Chief Executive Officer; Bill Davis, Executive Vice President and Chief Financial Officer; and Bob Purgason, Executive Vice President and Chief Operating Officer. Barry will update 2008 guidance, discuss the impact of recent Gulf Coast hurricanes and provide initial indications of 2009 financing plan. Then Barry, Bill and Bob will answer your questions. If you want to listen to a recording of today’s call you have 30 days to access the replay by phone or webcast on our website at www.CrosstexEnergy.com.
As we begin this morning’s call I will remind you that any statements that might include our expectations or predictions should be considered forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to future financial performance and access to capital.

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Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause actual results to differ materially from their expectations are included in the periodic reports we filed with the SEC. We encourage you to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “risk factors.” We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
I will now turn the call over to Barry Davis.

Barry Davis — Crosstex Energy — Chairman, President, CEO
Good morning, and thank you for joining us on the call today. In light of the current turmoil in the financial markets and the recent hurricanes that have affected Crosstex’s operations, we’ve received phone calls from many of you. We are holding this call to ensure that each of you are adequately informed of what these events mean to Crosstex and to fill any gaps of information that may exist. We will update you on the latest information we have regarding the impact of the recent hurricanes. We will give you our outlook for the remainder of 2008 and our plans for 2009, including financing our growth projects.
We want you to understand our business plan going forward in these unprecedented times. We think Wall Street is doing a poor job of distinguishing between companies that need capital to execute a growth plan versus those that need capital to survive. We are clearly in the former group. The fundamentals of our business are strong. We have great assets that are necessary to serve the nation’s energy needs. These assets are in strategic locations, providing access to key producing regions such as the Barnett Shale and the emerging Haynesville plays. These assets are characterized by solid and long-term sustainable cash flows and they are run by dedicated and professional employee groups.
First of all, I want to address our distributions and dividends. We expect to pay out at least $2.51 to our unit holders, which is our current distribution rate. We expect to do this with approximately one times coverage for the year. This will, in turn, allow us to pay at least the $1.50 dividend to our XTXI shareholders.
Secondly, regarding our near-term liquidity, as stated in our last call we currently have over $200 million available under our revolver, and we expect to end the year with at least that much available. Under our current plan we would still have over $100 million of availability under our revolver at the end of 2009 even without accessing the capital markets during this period. Our revolver is in place currently through the middle of 2011.
Next, I will address the financing of our already announced and future growth opportunities. Given the uncertainties of the capital markets, we are pursuing a backup plan. Under this plan we assume a continuation of the current gridlock in the markets for an extended period and that we are not able to access the traditional MLP debt for equity markets from now through the end of 2009. We are working with a number of strategic and financial investors on alternative sources of capital for our projects, and we believe the capital will be available to fund our projects from these nontraditional sources.
While we are still working on the details of these alternative financings because of our asset position we have lots of attractive growth opportunities, and we are confident the capital is available for good projects to allow us to continue to provide important and growing services to our customers.
Turning back to our distributions, we still expect to grow our distribution in 2009 and beyond. This growth will first come from the cash flows from our existing asset base which are still growing. On future asset growth, the rate of distribution increase will be impacted by the financing available. If markets for our traditional financing return, we expect to achieve growth consistent with what we’ve previously communicated.
On the other hand, the alternative financing strategies will likely generate slower growth in our distribution than would be the case if we used traditional MLP financing. However, even under the alternative plan we still expect to have increases in our distribution each of the next two years over current year, including the effects of the conversion of the sub D units in the first quarter of 2009. We expect the current year to be at least $2.51 with approximately one times coverage despite the impacts of the hurricanes.
As a result, we expect continued significant growth in the dividend at XTXI from the anticipated $1.50 this year, each of the next two years. We stated that we have potential negative impacts from the hurricanes in September, on our results of around $12 million to $14 million, all from having gas shut in due to the storms and our share of repair costs. Physical damage to our plants is less than $5 million, which is all covered by

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Final Transcript
insurance. Worst case impacts in the fourth quarter are currently estimated at $4 million to $5 million, assuming Sabine and Pelican plants remain in their current state throughout the full fourth quarter. We anticipate that the plants will resume normal operations during the fourth quarter.
The Pelican plant is operating today at reduced volumes waiting for the offshore pipelines to complete their repairs, which are expected in the next several weeks. The Sabine plant does have some damage that needs to be repaired before it can be restarted, but some of the gas volumes have already been restored and are bypassing the plant. One of the offshore pipelines that feeds Sabine also sustained some damage, and repairs are expected to be complete and the flow resumed about the same time as the plant is ready to run later in the fourth quarter.
In closing, I will summarize by saying that we expect to have sufficient cash flow to cover at least our current distribution dividend rates through the end of this year with approximately one times coverage. We expect continued growth in the distribution beginning with the first quarter of 2009. We have sufficient liquidity under our bank facility and have plans to retain that availability through the end of 2009 without accessing the capital markets.
We have great assets, great opportunities around those assets and great people operating and executing our plans. And lastly, we are continuing to focus on the creation of long-term value. With that, I will turn it over to our operator to handle any of the questions and answers and remind you that Bill Davis, Bob Purgason and myself will answer any questions you may have.
QUESTION AND ANSWER

Operator
(Operator Instructions).

Barry Davis — Crosstex Energy — Chairman, President, CEO
Operator, are you still on? We are actually silent here, so if you are trying to reach us, we are not hearing you.

Operator
Yes, sir. I do hear you. I’m sorry. It will be just another moment, please.

Barry Davis — Crosstex Energy — Chairman, President, CEO
Thank you.

Operator
Sharon Lui, Wachovia.

Sharon Lui — Wachovia Capital Markets — Analyst
I was wondering if you guys could just walk through the CapEx that you guys might have spent in the third quarter; what your plans are for the balance of the year and maybe just walk through how you get to the $200 million of availability in ‘09.

Bill Davis — Crosstex Energy — EVP, CFO
Let me outline that. First of all, as Barry said, our capital access is to fund growth projects. So if that capital isn’t there, we simply can defer the growth projects. So our plan assumes that if we don’t have access to capital, we don’t spend the money going forward. In the third quarter we will

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have spent approximately $55 million of growth capital. And in the fourth quarter we are going to spend roughly an additional $45 million to $50 million. We are going to finance the balance of those projects that we previously announced with the alternative capital that Barry mentioned.
In other words, we are going to set up alternative strategies to fund that capital; as a result we get lower economics from those projects for ourselves, but these alternative strategies will fund the projects and don’t require us to get into the equity and debt markets, which as everyone knows are sort of frozen up right now. So hopefully that — and that is about as much detail as I can give right now until we finalize some of the details around what these strategies will look like.

Sharon Lui — Wachovia Capital Markets — Analyst
OK. So is it safe to assume, I guess the projects that have been announced like the Bear Creek processing plant and the Red River expansion is still going forward?

Bill Davis — Crosstex Energy — EVP, CFO
Yes, all the projects are going forward but perhaps under a different financing scheme than we had originally intended.

Sharon Lui — Wachovia Capital Markets — Analyst
I guess in terms of the difference in returns under your alternative financing strategy, what type of returns are you guys looking at right now?

Bill Davis — Crosstex Energy — EVP, CFO
We are assuming right now very low returns to us on the projects that are financed with this alternative strategy. We think we will be able to do better than that, but that is what we are assuming when we give guidance around our anticipated growth in the distribution and dividend next year and beyond.

Sharon Lui — Wachovia Capital Markets — Analyst
Okay.

Bill Davis — Crosstex Energy — EVP, CFO
But until we finalize details of these, it is premature to give a whole lot more information than that.

Sharon Lui — Wachovia Capital Markets — Analyst
Okay. Turning to the hurricane damage, can you just maybe walk through the hedges that you have in place and if there is a risk that you might be over hedged?

Bill Davis — Crosstex Energy — EVP, CFO
No, our hedging strategy has always limited our hedging at the SLP assets, particularly during the summer months, to about 25% of our total exposure. So we don’t have any potential for being over hedged there.

Sharon Lui — Wachovia Capital Markets — Analyst
Okay, thank you.

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Final Transcript

Operator
Darren Horowitz, Raymond James.

Darren Horowitz — Raymond James — Analyst
Bill, could you just walk us through from a debt to EBITDA perspective your coverage ratios are? I think your initial guidance had hoped to exit the year somewhere around 3.8 times, and I know that you got — in April you restructured your debt covenants, and also adjusted that rate of EBITDA coverage as it proceeds on a sequential basis. Can you just walk us through where you are at or where you expect to end the year and how much financial latitude underneath that covenant you have?

Bill Davis — Crosstex Energy — EVP, CFO
We will end the year, we think, at around 4.3 on a pro forma basis with debt to EBITDA and our covenant is at 5. Going forward we will be we think at — in next year we expect to be well within our covenant based on what our calculations are right now.

Darren Horowitz — Raymond James — Analyst
Okay, and then secondly from a floating rate perspective, can you just give us a little bit more color on the impact of the three-month LIBOR rate increase? And obviously interest expense in the back half of this year and your expectations of that to continue for 2009?

Bill Davis — Crosstex Energy — EVP, CFO
We did a swap of all of our LIBOR — not all of it, but $550 million of our LIBOR exposure, and we got about $750 million outstanding. So most of that exposure is fixed, and our actual LIBOR rates up to now have actually been below the level that we did the swap at. So we haven’t been negatively impacted by that up to now.

Darren Horowitz — Raymond James — Analyst
Thanks. I appreciate it.

Operator
Joshua Slocum, Chieftain Capital Management

Unidentified Participant
It’s Glenn. Barry, I wonder if you could talk about the pluses that you see for next year’s EBITDA. Obviously if we don’t have hurricane damage again of this magnitude that is maybe $16 million plus for next year. But could you talk about some of the other things and projects that you spent money on this year that will be kicking in next year or drilling in the Barnett. Or any other things that we should sort of factor in in thinking about where you are going to be next year?

Barry Davis — Crosstex Energy — Chairman, President, CEO
Absolutely, Glenn. As I stated in the call earlier, the growth that we anticipate coming to the distribution and dividends next year begin really with the continued growth of our cash flow from existing assets. As you know, we’ve been on a build now for the last 2.5 years almost in the Barnett Shale, and we are continuing to see cash flows increase, and that will be the greatest contributor to continued growth as those assets are now in place and we are seeing volumes build behind the North Texas Barnett Shale facility. So that is the primary driver. We have substantial growth there throughout this year and next year.

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We also earlier, about a year and a half ago completed the Red River expansion. We are still seeing just terrific returns from that expansion. We are in the midst of the additional expansion of $260 million, which would really be part of the growth here toward or for the remainder of 2008 and 2009, the growth that capital that we will spend. But that is internal growth that we are expecting to see substantial improvements in cash flow from.
We also have continued organic growth in our treating business. Substantial growth recently from plants that we’ve been able to set in the Haynesville and in other places, just an improvement in utilization of our existing inventory there. We are also seeing the value of that equipment continue to increase in this robust environment so that we are able to see even on existing plants better margins. So those are three areas that I would say will be the primary drivers for our continued internal cash flow growth.

Unidentified Participant
Okay. I wonder if you can give us any ballpark range about — since it’s so big and so important for next year; perhaps we don’t have a handle on it — is what kind of improvement you see coming out of North Texas. Like where, rough numbers, where you will be this year, where you expect to be next year.

Bill Davis — Crosstex Energy — EVP, CFO
Glenn, its Bill here. I think we will be consistent with our previous indications on where North Texas growth will be, and we will just ask for a little more time to refine those numbers before we start going solid with them. I think when we do the third quarter earnings call, perhaps in a couple weeks here we will be comfortable providing more granular detail on that with you. And we will probably be able to give more specifics around some of these alternative financing strategies at that point, as well.

Unidentified Participant
Great. Thank you. We will look forward to that.

Operator
Ryan Greener, Harvest Fund Advisors.

Ryan Greener — Harvest Fund Advisors — Analyst
Good morning. I have two questions. First off, how much of your borrowing base are you allowed to borrow for distribution funding?

Bill Davis — Crosstex Energy — EVP, CFO
There are no restrictions.

Ryan Greener — Harvest Fund Advisors — Analyst
Okay. In terms of the — you said you were going to have EBITDA ratio below 5 for 2008. How are you defining EBITDA?

Bill Davis — Crosstex Energy — EVP, CFO
We have a pro forma EBITDA calculation defined in our credit facilities. We are basically the pro forma EBITDA that is used in that calculation gives us credit for projects that are in development or have been in a cash flowing state for less than a year. So we, as we borrow money to build organic projects, we get partial credit in that pro forma EBITDA for their anticipated cash flow once they are completed.

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Final Transcript

Ryan Greener — Harvest Fund Advisors — Analyst
And then the question you mentioned your cost of equity right now as you know is too high to generate any meaningful accretion. What are the thoughts on just cutting the distribution for a few quarters to shore up the balance sheet?

Barry Davis — Crosstex Energy — Chairman, President, CEO
We would actually look at other ways to manage the balance sheet to where it needs to be, and I think we are doing that in the alternative sources of financing that we are working on. We just don’t think that is their answer. Obviously that is a complete deviation from the MLP model, and we think the MLP model still works.

Ryan Greener — Harvest Fund Advisors — Analyst
Great. Thank you.

Bill Davis — Crosstex Energy — EVP, CFO
I would just add to that, I am probably going to get slapped by the lawyers, but I just think that cost of equity on our, as we look at it relative to our peer group is just out of line with our planned expectations — our expectations around growth in that distribution.

Operator
Alan Benello, White River Partners.

Allen Benello — White River Partners — Analyst
My question was already answered.

Operator
James Jampel, Hite.

James Jampel — Hite — Analyst
I’m just wondering on that strategic alternative capital; when is the earliest in your view we might see something like that?

Barry Davis — Crosstex Energy — Chairman, President, CEO
I would say the earliest is by the time that we communicate our third-quarter results, which will be early November. And we will work hard to be in a position to communicate some of the details at that point in time, which is only a month away.

James Jampel — Hite — Analyst
So it is possible we could have this source of capital in the fourth quarter?

Barry Davis — Crosstex Energy — Chairman, President, CEO
At least defined and beginning to fund, yes, the capital expenditures that early.

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Final Transcript

Operator
[Harab Benhani][Telemos Capital]

Harab Benhani — Telemus Capital — Analyst
My question was answered, thank you.

Operator
Daniel Moore, Aquamarine Capital.

Daniel Moore — Aquamarine Capital — Analyst
Thank you for hosting the call and for taking the questions. Just quickly what is — talk a little bit about the risk of companies that you serve running into funding issues, sort of second order FX.

Barry Davis — Crosstex Energy — Chairman, President, CEO
Let me address that. You are obviously seeing the same things that we are that producers are looking at their capital budgets. The good news is that we are dealing in the best of areas with the best of operators, and we think that good operators are currently in a great position. We’ve been in a great environment for producers for the last couple of years. Their balance sheets are in great shape. For example, Devon, which is one of the key drivers for our Barnett Shale growth has probably never been in better shape. Some of the key people we are working with in the Haynesville are certainly allocating their resources to the Haynesville first. So we understand that there is risk there and certainly the turbulence in the markets has got everybody looking at things a little differently. But we think that we will be able to manage through that risk working with the folks that we are.

Daniel Moore — Aquamarine Capital — Analyst
Appreciate it. And I think I know the answer to this, but just looking at an obviously weaker and weaker general economic outlook, having any impact on your decisions on new projects one; or the outlook for volumes flowing into ‘09 and beyond.

Barry Davis — Crosstex Energy — Chairman, President, CEO
Again, we think that we have a great set of assets in a diverse area in the best of producing areas, and those assets are going to continue to perform well. We are still serving a necessary piece of the industry. We are getting gas to market. The market is going to continue to demand this gas supply. We are the link to the source, so we feel good about that.
As far as the growth, again, we think that because of the great assets and the premiere opportunities, if you will, we think that there will be funding available and returns that allow us to continue to do these projects. If we are wrong, then we pull back on the amount of the growth. We still think there is a minimum level of growth that will be required to get gas to market but certainly it could be impacted on the top side.

Daniel Moore — Aquamarine Capital — Analyst
Greatly appreciate it.

Operator

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Final Transcript
Alan Benello, White River Partners.

Allen Benello — White River Partners — Analyst
I thought of another question. If you raise alternative capital that is at a higher cost than what you traditionally have been able to raise capital at, are you going to keep the option to refinance at a later date if the capital markets ever come back to normal?

Bill Davis — Crosstex Energy — EVP, CFO
Allen, I don’t want to get into too many specifics around the terms that we are negotiating, but basically yes. That capital would over a period of time and the returns going to that capital would over a period of time come back to us.

Allen Benello — White River Partners — Analyst
Okay.

Operator
Time has expired for the question and answer session. I would now like to turn the call back over to Mr. Davis for closing remarks.

Barry Davis — Crosstex Energy — Chairman, President, CEO
Thank you, Kim. And again, I want to thank all of you for being on the call today. We appreciate your interest and your support. We will continue — and let me just say that of all the things that are most important is for us to stay focused, to continue to execute our plan. And we intend to do that. We think these times will pass, and we appreciate again, your patience and your support during this time. So thanks for the call. We look forward to talking to you in about a month.

Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.

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